UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2008
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 Throckmorton Street, Suite 1200
Ft. Worth, Texas	76102
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On April 28, 2008, Range Resources Corporation (“Range”) issued a press release announcing that it intends, subject to market conditions, to publicly offer 3.5 million shares of common stock through an underwritten offering. The underwriters for the offering will also have the option to purchase up to 525,000 additional shares of common stock to cover any over-allotments. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     On April 28, 2008, Range issued a press release announcing that it intends, subject to market conditions, to publicly offer $250 million aggregate principal amount of senior subordinated notes due 2018 in a registered public offering. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     The completion of the common stock offering is not conditioned upon the completion of the public offering of senior subordinated notes and vice versa.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated April 28, 2008, relating to common stock offering

99.2	Press Release, dated April 28, 2008, relating to senior subordinated notes offering

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Senior Vice President – Chief Financial Officer

Date: April 28, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated April 28, 2008, relating to common stock offering

99.2	Press Release, dated April 28, 2008, relating to senior subordinated notes offering